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                                                                      EXHIBIT 5


                          [LETTERHEAD OF BALLARD SPAHR]

                                                               FILE NUMBER
                                                                 804678


                                 August 27, 2001


Vornado Realty Trust
888 Seventh Avenue
New York, New York 10019

                  Re:      REGISTRATION STATEMENT ON FORM S-8

Ladies and Gentlemen:

         We have served as Maryland counsel to Vornado Realty Trust, a Maryland real estate investment trust (the "Company"), in connection with certain matters of Maryland law arising out of the registration of 3,500,000 shares (the "Shares") of the common shares of beneficial interest, $.04 par value per share, of the Company (the "Common Shares") covered by the above-referenced Registration Statement (the "Registration Statement"), substantially in the form to be filed with the Securities and Exchange Commission (the "Commission") pursuant to the Securities Act of 1933, as amended (the "1933 Act"). The Shares are to be issued by the Company pursuant to options granted under the Vornado Realty Trust 1993 Omnibus Share Plan, as amended (the "Plan").

         In connection with our representation of the Company, and as a basis for the opinion hereinafter set forth, we have examined originals, or copies certified or otherwise identified to our satisfaction, of the following documents (hereinafter collectively referred to as the "Documents"):

         1. The Registration Statement and the related form of prospectus;

         2. The Amended and Restated Declaration of Trust of the Company, as amended (the "Declaration of Trust"), certified as of a recent date by the State Department of Assessments and Taxation of Maryland (the "SDAT");

         3. The Bylaws of the Company, certified as of a recent date by an officer of the Company;

         4. Resolutions adopted by the Board of Trustees of the Company relating to (i) the amendment of the Plan to increase the number of Common Shares which may be issued pursuant to options granted under the Plan and (ii) the issuance and registration of the Shares, certified as of a recent date by an officer of the Company (the "Resolutions");

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Vornado Realty Trust
August 27, 2001
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         5. Resolutions adopted by the shareholders of the Company relating to the amendment of the Plan to increase the number of Common Shares which may be issued pursuant to options granted under the Plan, certified as of a recent date by an officer of the Company;

         6. A specimen of the certificate evidencing a Common Share, certified as of a recent date by an officer of the Company;

         7. A certificate of the SDAT as to the good standing of the Company, dated as of a recent date;

         8. A certificate executed by an officer of the Company, dated the date hereof;

         9. The Plan; and

         10. Such other documents and matters as we have deemed necessary or appropriate to express the opinion set forth in this letter, subject to the assumptions, limitations and qualifications stated herein.

         In expressing the opinion set forth below, we have assumed the following:

         1. Each of the parties (other than the Company) executing any of the Documents has duly and validly executed and delivered each of the Documents to which such party is a signatory, and such party's obligations set forth therein are legal, valid and binding and are enforceable in accordance with all stated terms.

         2. Each individual executing any of the Documents on behalf of a party (other than the Company) is duly authorized to do so.

         3. Each individual executing any of the Documents, whether on behalf of such individual or another person, is legally competent to do so.

         4. All Documents submitted to us as originals are authentic. The form and content of any Documents submitted to us as unexecuted drafts do not differ in any respect relevant to this opinion from the form and content of such Documents as executed and delivered. All Documents submitted to us as certified or photostatic copies conform to the original documents. All signatures on all such Documents are genuine. All public records reviewed or relied upon by us or on our behalf are true and complete. All statements and information contained in the Documents are true and complete. There are no oral or written modifications or amendments to the Documents, or waiver of any of the provisions of the Documents, by action or omission of the parties or otherwise.


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Vornado Realty Trust
August 27, 2001
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         5. The Shares will not be transferred in violation of any restriction or limitation contained in the Declaration of Trust.

         Based upon the foregoing, and subject to the assumptions, limitations and qualifications stated herein, it is our opinion that:

         1. The Company is a real estate investment trust duly formed and existing under and by virtue of the laws of the State of Maryland and is in good standing with the SDAT.

         2. The Shares have been duly authorized for issuance pursuant to the Plan and, when and if issued and delivered against payment therefor in the manner described in the Plan, the Registration Statement and the Resolutions, will be (assuming that upon such issuance the total number of Common Shares issued and outstanding will not exceed the total number of Common Shares authorized to be issued under the Declaration of Trust) validly issued, fully paid and nonassessable.

         The foregoing opinion is limited to the substantive laws of the State of Maryland and we do not express any opinion herein concerning any other law. We express no opinion as to compliance with the securities (or "blue sky") laws or the real estate syndication laws of the State of Maryland.

         We assume no obligation to supplement this opinion if any applicable law changes after the date hereof or if we become aware of any fact that might change the opinion expressed herein after the date hereof.

         This opinion is being furnished to you solely for submission to the Commission as an exhibit to the Registration Statement and, accordingly, may not be relied upon by, quoted in any manner to, or delivered to any other person or entity (other than Sullivan & Cromwell, counsel to the Company) without, in each instance, our prior written consent.

         We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of the name of our firm therein. In giving this consent, we do not admit that we are within the category of persons whose consent is required by Section 7 of the 1933 Act.

                                      Very truly yours,

                                      /s/ Ballard Spahr Andrews & Ingersoll, LLP